Exhibit 10.1

Date: December 2, 2022

To: East Resources Acquisition Company, a Delaware corporation (the “Company”)

Address:	7777 NW Beacon Square Boulevard
Boca Raton, FL 33487

From: East Asset Management, LLC, a Delaware limited liability company (“Purchaser”)

Re: Termination of Forward Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Forward Purchase Agreement, dated as of July 2, 2020, by and between the Company and Purchaser (the “Forward Purchase Agreement” and, the transactions contemplated therein, the “Transaction”) for the forward purchase of certain equity securities of the Company in connection with the Business Combination. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Forward Purchase Agreement.

1.    Termination of Forward Purchase Agreement. Each of Purchaser and the Company agrees that, notwithstanding anything in the Forward Purchase Agreement to the contrary, the Forward Purchase Agreement is terminated and hereby rendered of no further effect, effective as of the date hereof. No payments or deliveries shall be due by either the Company to Purchaser or Purchaser to the Company in respect of the Transaction (whether in cash, securities or otherwise), including without limitation in respect of any settlement amount, breakage costs or any amounts representing the future value of the Transaction, and neither party shall have any further obligation of any kind under the Forward Purchase Agreement.

2.    Release. Effective as of the date hereof, each of Purchaser and the Company (in such capacity, the “Releasing Party”) does hereby, for itself and each of its affiliates, release and forever discharge the other party and its affiliates and each of their respective current or former equity holders, directors, officers, agents and employees (in each case, in such person’s respective capacity as such), from any and all liabilities whatsoever to the Releasing Party or any of its affiliates, whether at law or in equity, arising from, related to or in connection with the Forward Purchase Agreement or the Transaction.

3.    Governing Law. This letter agreement, the entire relationship of Purchaser and the Company, and any litigation between Purchaser and the Company (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

4.    Jurisdiction. Each of Purchaser and the Company (i) hereby irrevocably and unconditionally submits to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this letter agreement, (ii) agrees not to commence any suit, action or other proceeding arising out of or based upon this letter agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this letter agreement or the subject matter hereof may not be enforced in or by such court.

5.    Counterparts; Signatures. This letter agreement may be executed in one or more counterparts each of which shall be deemed to be an original and which together shall constitute the same agreement. For purposes of this letter, the signature page hereto signed and transmitted by facsimile machine is to be treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and this letter transmitted is to be considered to have the same binding effect as an original signature on an original document.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this letter agreement and returning it to us at your earliest convenience.

Very truly yours,

EAST ASSET MANAGEMENT, LLC

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Agreed and accepted by:

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

[Signature Page to Forward Purchase Agreement Termination Letter]